Exhibit 99

Toan V. Dinh Steps Down As CEO of Myrient(TM), Will Remain Active on the Board of Directors

ALISO VIEJO, CALIFORNIA - June 1, 2001 - Myrient (OTCBB: MYNT) a single source Managed Service Provider (MSP), today announced that Toan V. Dinh has stepped down from his position as Chief Executive Officer, but will remain as Vice-Chairman of Myrient's Board of Directors.

About Myrient(TM)

Myrient (OTCBB: MYNT) is a single source Managed Service Provider (MSP) specializing in Private Networking, Broadband Connectivity, Internet and Intranet based Web Hosting, Managed Storage Solutions, Hosted Application Services, Intelligent Routing and Content Delivery Services, Network and Systems Management, and Professional Services. Myrient's experience in deploying private networking solutions has resulted in our patent pending proprietary REAL PRIVATE NETWORK(TM) (RPN) (TM) technology. Myrient enables customers to outsource all of their communications needs, while ensuring the highest level of security and reliability. Our solutions offer unparalleled value through our proprietary network design and enabling technologies, which efficiently leverage our partners' network capacity.

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"Safe Harbor" statement under the Private Securities Litigation Reform Act of
1995: Except for historical information, the matters discussed in this news release may be forward-looking statements subject to certain risks and uncertainties that could cause the actual results to differ materially from those projected. These include uncertainties in the market, competition, legal, success of marketing efforts and other risks detailed in the company's SEC reports. The company assumes no obligation to update the information in this release.

Company Contact:
Investor Relations
Myrient(TM), Inc.
(949) 330-6500
(949) 349-1032 fax
investor@Myrient.net
www.Myrient.net